Exhibit 10.41

CREDIT SUPPORT TERMINATION AGREEMENT

This Credit Support Termination Agreement (the “Agreement”) is made and entered into on November 16, 2010, by and among Sector Performance Fund, LP, a Delaware limited partnership (“Sector Fund”), SPF SBS LP, a Delaware limited partnership (“Sector SBS” and, together with Sector Fund, the “Credit Support Parties”), UniTek Holdings, Inc., a Delaware corporation (“UniTek”), and UniTek Global Services, Inc., a Delaware corporation (f/k/a/ Berliner Communications, Inc.) (the “Company” and, together with UniTek, the “Obligors”).

Recitals

A.           The parties hereto are party to that certain Credit Support Agreement, dated as of January 27, 2010 (the “Credit Support Agreement”), pursuant to which the Credit Support Parties provide credit support for the obligations of the Obligors under the BMO Loan.  Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Credit Support Agreement.

B.           The Company intends to undertake a registered public offering by the Company of the Common Stock (the “Offering”) as registered with the Securities and Exchange Commission on a Registration Statement on Form S-1 and, as set forth in the “Use of Proceeds” section of such registration statement, to use a portion of the proceeds of the offering to repay, in its entirety, the Company’s indebtedness outstanding under the BMO Loan.

C.           In connection with, and conditioned upon the consummation of, the Offering, the parties hereto wish to agree that upon the consummation of the Offering and the repayment in full of the Obligors’ indebtedness under the BMO Loan, the Credit Support Agreement shall be terminated, and the parties thereto shall have no further rights or obligations thereunder.

Witnesseth

NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound by this Agreement, do hereby agree as follows:

ARTICLE 1

TERMINATION OF CREDIT SUPPORT AGREEMENT

Pursuant to and in accordance with the terms of this Agreement, upon the consummation of the Offering and the repayment in full of the Obligors’ indebtedness under the BMO Loan, the Credit Support Agreement shall be terminated, and the parties thereto shall have no further rights or obligations thereunder; provided, that the Obligors’ obligation to pay any credit support fees not yet paid for periods ended prior to the effective date of the termination of the Credit Support Agreement shall continue in effect in accordance with the applicable terms of the Credit Support Agreement.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

2.1 The Obligors represent and warrant to the Credit Support Parties as follow:

2.1.1 Due Authorization.  Each Obligor has full right, power and authority to execute and deliver this Agreement and any person signing this Agreement and each other document related to the transactions contemplated under this Agreement on behalf of either Obligor has been duly authorized by such Obligor to do so.  The transactions contemplated under this Agreement and each Obligor’s execution and delivery of this Agreement have been authorized by all necessary action on behalf of such Obligor, and this Agreement is the valid and binding obligation of each Obligor, enforceable in accordance with its terms.

2.1.2 No Conflict.  The execution and delivery by each Obligor of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance of such Obligor’s obligations under this Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to such Obligor; (b) any agreement or instrument to which such Obligor is a party or by which it or any of its properties are bound; or (c) any permit, franchise, judgment, decree, statute, rule or regulation applicable to such Obligor or to its business or properties.

2.2 Each Credit Support Party represents, warrants and acknowledges to the Obligors as follows:

2.2.1 Due Authorization.  Each Credit Support Party has full right, power and authority to execute and deliver this Agreement and any person signing this Agreement and each other document related to the transactions contemplated under this Agreement on behalf of either Credit Support Party has been duly authorized by Credit Support Party to do so.  The transactions contemplated under this Agreement and each Credit Support Party’s execution and delivery of this Agreement have been authorized by all necessary action on behalf of such Credit Support Party, and this Agreement is the valid and binding obligation of each Credit Support Party, enforceable in accordance with its terms.

2.2.2 No Conflict.  The execution and delivery by each Credit Support Party of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance of such Credit Support Party’s obligations under this Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to such Credit Support Party; (b) any agreement or instrument to which such Credit Support Party is a party or by which it or any of its properties are bound; or (c) any permit, franchise, judgment, decree, statute, rule or regulation applicable to such Credit Support Party or to its business or properties.

ARTICLE 3

MISCELLANEOUS

3.1 Amendments and Waivers.  This Agreement or any provisions of this Agreement may not be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

3.2 Governing Law.  This Agreement shall be enforced, governed and construed in accordance with the substantive laws of the State of New York (without reference to the conflicts or choice of laws principles thereof).  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

3.3 Successors and Assigns.  This Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the Obligors, the Credit Support Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

3.4 Notices.  The provisions of Section 6.01 of the Credit Support Agreement shall be applicable to any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder.

3.5 Entire Agreement.  This Agreement contains the entire agreement of the parties to this Agreement regarding the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to in this Agreement.

3.6 Headings. The descriptive headings in this Agreement are for the convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

3.7 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

3.8 Further Assurances. The parties hereto hereby agree to execute and deliver such other documents, instruments and agreements and to take other such action as may be necessary, proper or appropriate to carry out or effectuate the purposes, terms and conditions of this Agreement.

3.9 Survival of Representations.  All representations and warranties made in or pursuant to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SECTOR PERFORMANCE FUND, LP By: Sector Performance GP, LP, its general partner By: Sector Performance LLC, its general partner By: /s/ William G. Neisel Name: William G. Neisel Title: Treasurer

SPF SBS, LP By: Sector Performance LLC, its general partner By: /s/ William G. Neisel Name: William G. Neisel Title: Treasurer

UNITEK GLOBAL SERVICES, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

UNITEK HOLDINGS, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

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